Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Appalachian Power Company
(Exact name of registrant as specified in its charter)

Virginia	54-0124790
(State or Other juristiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Riverside Plaza
Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 716-1000

JOHN B. KEANE, Senior Vice President and General Counsel
AMERICAN ELECTRIC POWER SERVICE CORPORATION
1 Riverside Plaza
Columbus, Ohio 43215
(614) 716-1580
(Names, addresses and telephone numbers, including
area code, of agents for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019-6092
Attention: E. N. Ellis, IV

__________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

__________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
   Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-123348

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

____________________

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee
Unsecured Notes	$25,000,000	100%	$25,000,000	$2,675.00

*Estimated solely for purposes of calculating the registration fee.

_____________________

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
    This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-123348) filed by Appalachian Power Company with the Securities and Exchange Commission (the "Commission") including the exhibits thereto, and declared effective by the Commission on May 12, 2005 is incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 3rd day of April, 2006.
APPALACHIAN POWER COMPANY

Michael G. Morris*
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer
/s/ Michael G. Morris	Chairman of the Board and	April 3, 2006
Michael G. Morris*	Chief Executive Officer

(ii) Principal Financial Officer
/s/ Susan Tomasky	Vice President	April 3, 2006
Susan Tomasky

(iii) Principal Accounting Officer
/s/ J.M. Buonaiuto	Controller and Chief	April 3, 2006
J.M. Buonaiuto	Accounting Officer

(iv) A Majority of the Directors:
Carl L. English*	Stephen P. Smith*
John B. Keane*	Robert P. Powers*
Venita McCellon-Allen*	Susan Tomasky
Michael G. Morris*

*By: /s/ Susan Tomasky		April 3, 2006
(Susan Tomasky, Attorney-in-Fact)

EXHIBIT INDEX

The following exhibits are filed herewith.

Exhibit No.	Description
*5	Opinion of Thomas G. Berkemeyer, Esq.

*23(a)	Consent of Deloitte & Touche LLP

*23(b)	Consent of Thomas G. Berkemeyer, Esq. (included in Exhibit 5)

*24	Powers of Attorney and resolutions of the Board of Directors of the Company

                                           * Filed herewith